Exhibit 7

PLAN OF CONVERSION

This Plan of Conversion (this “Plan of Conversion”) of Allegiancy, LLC, a Delaware limited liability company (the “Company”), is made and entered into effective as of ____________, 2015 in accordance with the terms of the Company’s Amended and Restated Limited Liability Company Operating Agreement, dated as of October 8, 2013, as amended (the “LLC Agreement”), the Delaware Limited Liability Company Act and the Delaware General Corporation Law. Capitalized terms used but not otherwise defined in this Plan of Conversion have the meanings ascribed to such terms in the LLC Agreement.

RECITALS

A. The Company was formed under the name Allegiancy, LLC on January 22, 2013 by the filing of a certificate of formation with the Secretary of State of the State of Delaware. Under the terms of the LLC Agreement, the Company is managed by its board of managers (the “Board”).

B. A conversion of a Delaware limited liability company into a Delaware corporation may be made under Title 8, Section 265 of the Delaware General Corporation Law and Title 6, Section 18-216 of the Delaware Limited Liability Company Act.

C. Sections 5.8(c) and 4.9 of the LLC Agreement respectively provide that upon unanimous approval by the Board and the approval of a Majority of the Members, the Board has the power and authority to, among other matters, convert the Company to another type of entity organized within or without the State.

D. The Board has unanimously approved the conversion of the Company into a Delaware corporation (the “Conversion”) and the terms of this Plan of Conversion, and a Majority of the Members have approved each of the same.

NOW, THEREFORE, the Company does hereby adopt this Plan of Conversion to effectuate the Conversion as follows:

1. Terms and Conditions of Conversion.

(a) The name of the converting entity is Allegiancy, LLC, and the name of the converted entity is Allegiancy, Inc. (the “Corporation”).

(b) The Conversion shall become effective at the time of the filing of the Certificate of Conversion (the “Effective Time”) with the Secretary of State of the State of Delaware, in substantially the form attached hereto as Exhibit A.

(c) At the Effective Time, the Company shall continue its existence in the organizational form of a Delaware corporation. All of the rights, privileges and powers of the Company and all property and all debts due to the Company, as well as all other things and causes of action belonging to the Company, shall remain vested in the Corporation and shall be the property of the Corporation. All actions and resolutions of the Board and the Members, as applicable, taken or adopted from the inception of the Company prior to the Effective Time shall continue in full force and effect as if the Corporation’s Board of Directors and the stockholders, respectively, had taken such actions and adopted such resolutions. All rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall remain attached to the Corporation and may be enforced against the Corporation to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Corporation in its capacity as a Delaware corporation.

(d) At the Effective Time, all outstanding membership interests of the Company shall be automatically converted into shares of capital stock of the Corporation, par value $0.01 (the “Capital Stock”), as provided in Section 3 below, with such shares of Capital Stock having the respective rights, preferences and privileges set forth in the Certificate of Incorporation (as defined below).

(e) At the Effective Time, the LLC Agreement shall be terminated and of no further force or effect, and no party shall have any further rights, duties or obligations pursuant to the LLC Agreement, except that Section 5.10 of the Agreement shall survive such termination.  Notwithstanding the foregoing, the termination of the LLC Agreement shall not relieve any party thereto from any liability arising in connection with any breach by such party of the LLC Agreement.

2. Certificate of Incorporation; Directors. At the Effective Time, a Certificate of Incorporation of the Corporation shall be filed with the Secretary of State of the State of Delaware in substantially the form attached hereto as Exhibit B (the “Certificate of Incorporation”). Pursuant to a Consent of the Sole Incorporator substantially in the form attached hereto as Exhibit C, which shall be executed immediately following the filing of the Initial Certificate of Incorporation, the initial directors of the Corporation shall be elected. Thereafter immediately following the filing of the Initial Certificate of Incorporation, the initial directors shall ratify and approve the bylaws of the Corporation substantially in the form attached hereto as Exhibit D.

3. Manner and Basis of Converting Units in the Company.

(a) Class A Units. At the Effective Time, the Class A Units outstanding immediately prior to the Effective Time shall be converted automatically, without any action on the part of the holder thereof, into validly issued, fully paid and non-assessable shares of the Corporation’s Series A Preferred Stock on a two-for-one basis with each Class A Unit being converted into two shares of Series A Preferred Stock.

(b) Class B Units. At the Effective Time, the Class B Units outstanding immediately prior to the Effective Time shall be converted automatically, without any action on the part of the holder thereof, into validly issued, fully paid and non-assessable shares of the Corporation’s common stock on a two-for-one basis with each Class B Unit being converted into two shares of Common Stock.

(c) Any shares of common stock or Series A Preferred Stock issued in exchange for Class B Units or Class A Units, respectively, that, immediately prior to the Effective Time, were unvested or were subject to a repurchase option, risk of forfeiture or other condition pursuant to the terms of the LLC Agreement, an employment agreement or any other applicable agreement of the Company shall be subject to the same vesting requirements, repurchase options, risks of forfeiture or other conditions unless different terms are set forth in a new or amended employment agreement or other applicable agreement between the Corporation and the holder receiving such shares of common stock or Series A Preferred Stock, and the certificate representing such shares of Common Stock, if any, may accordingly be marked with appropriate legends in the discretion of the Corporation.

(d) The shares of common stock and Series A Preferred Stock into which the Class B Units and Class A Units, respectively, shall be converted at the Effective Time have not been registered under the Securities Act or the securities laws of any state and may not be transferred, pledged or hypothecated except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom; any certificates evidencing the common stock or preferred stock, if any, or any other securities issued in respect of the common stock or Series A Preferred Stock upon any split, dividend, recapitalization, merger, consolidation or similar event, shall bear any legend required by the Corporation, required under applicable U.S. federal and state securities laws or called for by any agreement between the Corporation and any stockholder.

4. Amendment or Termination. This Plan of Conversion may be amended or terminated by the Company and the Conversion may be abandoned at any time prior to the Effective Time, notwithstanding any prior approval of this Plan of Conversion by the Members.

5. Governing Law. This Plan of Conversion shall be governed by and construed under the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, having received the required approval from the Board and the Members, hereby adopts this Plan of Conversion as of the date set forth above.

ALLEGIANCY, LLC

By:
Name: Stevens M. Sadler
Title: Chief Executive Officer

Exhibit A

Certificate of Conversion

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY TO A CORPORATION

Pursuant to Title 8, Section 265 of the Delaware General Corporation Law, the undersigned, on behalf of Allegiancy, LLC, a Delaware limited liability company, does hereby submit this Certificate of Conversion for the purpose of converting to a Delaware corporation.

1.	The date on which Allegiancy, LLC was first formed is January 22, 2013.

2.	The jurisdiction in which Allegiancy, LLC was first formed is the state of Delaware.

3.	The jurisdiction immediately prior to the filing of this Certificate of Conversion is the state of Delaware.

4.	The name of the limited liability company immediately prior to the filing of this Certificate of Conversion is “Allegiancy, LLC”.

5.	The name of the corporation as set forth in its Certificate of Incorporation filed in accordance with Section 265(b)(2) of the Delaware General Corporation Law is “Allegiancy, Inc.”.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting limited liability company has executed this Certificate on this              day of                 , 2015.

ALLEGIANCY, LLC

By:
Name: Stevens M. Sadler
Title: Chief Executive Officer

Exhibit B

Certificate of Incorporation

[In the form filed with the Offering Statement]

Exhibit B

Consent of Sole Incorporator

ALLEGIANCY, INC.

WRITTEN CONSENT OF THE SOLE INCORPORATOR

THE UNDERSIGNED, being the sole incorporator of Allegiancy, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby consents, pursuant to Sections 107 and 108(c) of the General Corporation Law of the State of Delaware, to the adoption of the following resolutions with the same force and effect as if such resolutions had been adopted at a duly convened meeting of the sole incorporator of the Company:

RESOLVED, that the Board of Directors of the Company consists of three (3) members; and be it

FURTHER RESOLVED, that each of Stevens M. Sadler, Christopher K. Sadler and David L. Moore be, and hereby is, elected as a Director of the Company effective on the date hereof, to serve or hold office until the first annual meeting of stockholders or until their successors are elected and qualify; and be it

FURTHER RESOLVED, that Stevens M. Sadler be, and hereby is, appointed as the Chairman of the Board of Directors of the Company; and be it

FURTHER RESOLVED, the sole incorporator of the Company shall have no further rights, duties, or obligations in connection with the Company as incorporator thereof.

Executed as of the date set forth beside the sole incorporator’s signature below.

, 2015
Stevens M. Sadler, Incorporator

Exhibit D

Bylaws

[In the form filed with the Offering Statement]